EXHIBIT 10.37


                                 FORM OF WARRANT

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                             SAC TECHNOLOGIES, INC.

                          COMMON STOCK PURCHASE WARRANT

            1. Issuance; Certain Definitions.

               In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by SAC TECHNOLOGIES, INC., a Minnesota corporation (the "Company"), THE SHAAR FUND LTD. or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on November 25, 2006(the "Expiration Date") Four Million (4,000,000) fully paid and nonassessable shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock") at an initial exercise price per share (the "Exercise Price") of $ 1.00, subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Funding Agreement, dated as of November 26, 2001(the "Funding Agreement"), to which the Company and Holder (or Holder's predecessor in interest) are parties.

            2. Exercise of Warrants.

               2.1 General. (a) This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, (i)payable in cash or by certified or official bank check, or (ii) by "cashless exercise", by means of tendering this Warrant Certificate to the Company to receive a number of shares of Common Stock equal in Market Value to the difference between the aggregate Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof divided by the Market Value. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock for the ten (10) days


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preceding the Company's receipt of the Notice of Exercise Form duly executed multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant Certificate.

______________ (b) The Holders right to exercise this warrant pursuant to the foregoing Section (a) (ii) shall commence on the earlier of (X) one year after date of issuance or (Y) repayment of fifty (50%) percent of the principal amount of the Initial Notes issued pursuant to the Funding Agreement (the "CE Date")

               (c) For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that, pursuant to applicable law as of the date hereof, the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder and the holding period for the Warrant Shares shall be deemed to have been commenced on the CE Date.

               2.2 Limitation on Exercise. Notwithstanding the provisions of this Warrant, the Funding Agreement or of the other Transaction Agreements (as defined in the Funding Agreement), in no event (except (i) with respect to an automatic conversion, if any, of the Preferred Stock as provided in its Certificate of Designations, (ii) as specifically provided in this Warrant as an exception to this provision, or (iii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant, to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock or unexercised portion of the Warrants), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

               3. Reservation of Shares. From and after the date of filing of Certificate of Amendment pursuant to Section 7(j) of the Funding Agreement, the Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

               4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and


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deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

               5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

               6. Protection Against Dilution.

                    6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant after such adjustment, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

                    6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company (each, an "Adjustment"), the Exercise Price in effect at the time of the effective date for such Adjustment shall be proportionally adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised by such Holder immediately prior to such date, the Holder would have owned upon such exercise and been entitled to received upon such Adjustment (and for such purposes the Holder shall, to the extent relevant, be deemed to have exercised this Warrant immediately prior to the record date or the effective date, as the case may, for the Adjustment). For example, if the Company declares a 2:1 stock dividend or stock split and the Exercise Price immediately prior to the record date for such Adjustment was $5.00 per share, the adjusted Exercise Price immediately after the Adjustment would be $2.50 per share. Such adjustment may be made successively if there is more than one Adjustment. In all other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

                    6.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the


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Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the
Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants.

               7. Transfer to Comply with the Securities Act; Registration
Rights.

                    7.1 Transfer. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                    7.2 Registration Rights. (a) Reference is made to the Registration Rights Agreement (as that term is defined in the Funding Agreement). The Company acknowledges its obligations to the Holder under the Registration Rights Agreement with respect to the Warrant Shares, which are incorporated herein by reference.

                    (b) In addition to the registration rights referred to in the preceding provisions of Section 7.2(a), effective after the expiration of the effectiveness of the Registration Statement as contemplated by the Registration Rights Agreement, the Holder shall have demand piggy-back registration rights with respect to the Warrant Shares then held by the Holder or then subject to issuance upon exercise of this Warrant (collectively, the "Remaining Warrant Shares"), subject to the conditions set forth below. If, at any time after the Registration Statement has ceased to be effective, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock, the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Remaining Warrant Shares in such registration statement. If the Holder exercises such election, the Remaining Warrant Shares so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder under the terms of the Registration Rights Agreement). The Holder's rights under this Section 7.2 are subject to the following conditions: if there is a managing underwriter of the offering of shares referred to in the registration statement and such managing underwriter advises the Company in writing that the number of shares proposed to be included in the offering will have an adverse effect on its ability to successfully conclude the offering and, as a result, the number of shares to be included in the offering is to be reduced, the number of Remaining Warrant Shares of the Holder which were to be included in the registration (before such reduction) will be reduced pro rata with the number of shares included for all other parties whose shares are being registered.


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               8. Notices. Any notice or other communication required or
permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                           (i)      if to the Company, to:

                                    SAC TECHNOLOGIES, INC.
                                     1285 Corporate Center Drive
                                    Suite 175
                                    Eagan, Minnesota 55121
                                    Telephone No.: (651) 687-0414
                                    Telecopier No.:

                           with a copy to:

                                    Buchanan Ingersoll Professional Corporation
                                    Eleven Penn Center, 14th Floor
                                    1835 Market Street
                                    Philadelphia, PA 19103-2895
                                    Attn: Vincent A. Vietti, Esq.
                                    Telephone No.: (215) 665-3860
                                    Telecopier No.: (215) 665-8760

                           (ii)     if to the Holder, to:

                                    The Shaar Fund Ltd.
                                    c/o CITCO FUND SERVICES (CURACAO) N.V.
                                    Kaya Flamboyan 9
                                    Curacao
                                    Netherlands Antilles
                                    (Tel: 599-9-732-2222)
                                    (Fax: 599-9-732-2225)

                           with copies to:

                                    Levinson Capital Management, LLC 35 East
                                    Grassy Sprain Road Suite 300 Yonkers, NY
                                    10710 Fax number: 914-395-0059

                           and


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                                    Krieger & Prager, Esqs.
                                    39 Broadway
                                    New York, New York 10006
                                    Telephone No.: (212)363-2900
                                    Telecopier No.  (212)363-2999

Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

               9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

               10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except to the extent that the Minnesota Business Corporation Act would apply to the internal corporate governance of the Company. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under this Warrant.

               11. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

               12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 26th day of November, 2001


                                            SAC TECHNOLOGIES, INC.


                                            By:_________________________________
                                               Name:
                                               Its:

Attest:


------------------------
Name:
Title:


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                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of , 2001, to purchase shares of the Common Stock, par value $0.01 per share, of SAC TECHNOLOGIES, INC. and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:




Dated:


By:


___      CASH:    $ _______________________

___      CASHLESS EXERCISE


AGGREGATE MARKET VALUE OF _____ SHARES                        $_______________

AGGREGATE CASH EXERCISE PRICE OF _______ SHARES               $_______________

         DIFFERENCE a MARKET VALUE                            $_______________

         NUMBER OF SHARES ISSUABLE